UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 10, 2019

(Date of earliest event reported)

BIOPHARMX CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-37411	59-3843182
(Commission File Number)	(IRS Employer Identification No.)

115 Nicholson Lane San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(650) 889-5020

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BPMX	The NYSE American, LLC

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.07.         Submission of Matters to a Vote to Security Holders

BioPharmX Corporation (the “Company”) held its Annual Meeting of Stockholders on July 10, 2019 (the “Annual Meeting”). As of the close of business on May 17, 2019, the record date for the Annual Meeting,  10,480,079 shares of common stock were outstanding and entitled to vote. Present at the Annual Meeting in person or by proxy were holders representing 6,333,208 shares of common stock, representing approximately 60% of the eligible votes, constituting a quorum.

Voting results were as follows:

Proposal 1:  Election of four directors, each to serve until his successor has been duly elected and qualified or until his earlier resignation or removal:

Director Names	For	Withheld	Broker Non-Votes
David S. Tierney	1,843,257	307,650	4,182,301
Michael Hubbard	1,082,129	1,068,778	4,182,301
Stephen Morlock	1,017,142	1,133,765	4,182,301
R. Todd Plott	1,935,586	215,321	4,182,301

Proposal 2:  The ratification of the appointment of BPM LLP as the independent registered public accounting firm for the fiscal year ending January 31, 2020:

For	Against	Abstain
5,817,551	444,024	71,633

Proposal 3:  The approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
1,508,670	563,587	78,650	4,182,301

As a result, all proposals passed.  No other matters were considered or voted upon at the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPHARMX CORPORATION

Date: July 11, 2019	By:	/s/ David S. Tierney
		Name:	David S. Tierney
		Title:	Chief Executive Officer